Exhibit 10.26

LETTER AGREEMENT

June 24, 2014

Mr. James L. Davis
Mr. Michael J. Hanson
c/o 18671 Lake Drive E.
Southwest Tech Center A
Minneapolis, MN 55317

RE:        Agreements to Convert; Amendment to Borrowing Arrangement

Dear Jim and Mike,

This letter confirms our agreement as follows:

1.           James L. Davis will convert, effective upon the closing of the public offering of common stock (the “Closing”) of Cachet Financial Solutions, Inc., a Delaware corporation (“Cachet Delaware”), as contemplated by that certain Registration Statement on Form S-1 filed with the SEC (File No. 333-195782), as the same may be amended from time to time, all principal and then-accrued but unpaid interest on the following promissory notes issued to him by Cachet Financial Solutions Inc., a Minnesota corporation (“Cachet Minnesota”):

Issuer	Date	Principal Amount
Cachet Minnesota	12/23/2013	$250,000
Cachet Minnesota	1/14/2014	$100,000
Cachet Minnesota	1/28/2014	$175,000
Cachet Minnesota	4/2/2014	$40,000
Cachet Minnesota	4/14/2014	$100,000
Cachet Minnesota	4/17/2014	$10,000
Cachet Minnesota	4/24/2014	$10,000
Cachet Minnesota	4/28/2014	$90,000
Cachet Minnesota	6/11/2014	$125,000
		$900,000

2.           Michael J. Hanson will convert into common stock of Cachet Delaware, effective upon the Closing, the principal amount of $500,000 owed to him by Cachet Delaware pursuant to that certain Revolving Line of Credit Note dated as of May 4, 2014 in original principal amount of $1,500,000 (the “LOC Note”).

3.           All of the conversions contemplated herein will be effected on the same terms and conditions as those prescribed in Section 1(d) of that certain Conversion Agreement by and among these parties and Trooien Capital, LLC, dated as of June 18, 2014.

4.           Michael J. Hanson hereby agrees to amend the final sentence of paragraph (a) of the “BORROWING AND REPAYMENT” section of the LOC Note to read as follows:  “The outstanding principal balance of this Note shall be due and payable in full on the earlier to occur of (a) the demand of Lender after such time as the Borrower shall have raised aggregate gross proceeds in one or more financing transactions (other than the IPO) of at least $10 million or (b) July 31, 2015 (as applicable, the “Maturity Date”).”

If you are in agreement with the foregoing, please indicate as much by signing in the appropriate place below.

CACHET FINANCIAL SOLUTIONS, INC.
a Delaware corporation

By:	/s/ Jeffrey C. Mack
Chief Executive Officer

CACHET FINANCIAL SOLUTIONS INC.
a Minnesota corporation

By:	/s/ Jeffrey C. Mack
Chief Executive Officer

AGREED AND ACCEPTED:

/s/ James L. Davis
James L. Davis

/s/ Michael J. Hanson
Michael J. Hanson